UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 6/13/2011

Kraton Performance Polymers, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34581

Delaware	20-0411521
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300

Houston, TX 77032

(Address of principal executive offices, including zip code)

281-504-4700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On June 13, 2011, Kraton issued a press release announcing the extension of the exchange offer by Kraton Polymers LLC and Kraton Polymers Capital Corporation (together, the “Company”) for all of their outstanding 6.75% Senior Notes due 2019 (the “Initial Notes”), which are not registered under the Securities Act of 1933, as amended (the “Act”), for an equal principal amount of their 6.75% Senior Notes due 2019, which have been registered under the Act. The exchange offer commenced on May 11, 2011 and expired at 5:00 p.m., New York City time, on June 9, 2011.

Wells Fargo Bank, National Association, acting as exchange agent for the exchange offer, advised the Company that all of the $250,000,000 aggregate principal amount of the Initial Notes have been validly tendered for exchange, representing 100 percent of the principal amount of the outstanding Initial Notes. The Company accepted all of the Initial Notes validly tendered and not withdrawn.

The press release announcing the extension of the exchange offer is filed herewith as exhibit 99.1, and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

The following exhibits are filed with this Current Report pursuant to Item 8.01.

(d) Exhibits

99.1 Press Release dated June 13, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Performance Polymers, Inc.

Date: June 13, 2011	By:	/s/ Stephen E. Tremblay
Stephen E. Tremblay
Vice President and CFO